Exhibit 99.1

Western Digital Reports Fiscal Second Quarter 2023 Financial Results

News Summary
•Second quarter revenue was $3.11 billion, at the high end of the guidance range.
•Second quarter GAAP earnings per share (EPS) was $(1.40) and Non-GAAP EPS was $(0.42), which includes $100 million of underutilization related charges in HDD.
•Second quarter GAAP operating loss was $321 million and Non-GAAP operating loss was $119 million.
•Expect fiscal third quarter 2023 revenue to be in the range of $2.60 billion to $2.80 billion.
•Expect Non-GAAP EPS in the range of $(1.70) to $(1.40) which includes underutilization charges in flash and HDD totaling $250 million, with flash driven by a 30% reduction in wafer starts beginning in January.

SAN JOSE, Calif., — January 31, 2023 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal second quarter 2023 financial results.

“The Western Digital team delivered revenue at the high end of our guidance range, despite a challenging flash price environment and continued cloud inventory digestion,” said David Goeckeler, Western Digital CEO. “We continue to take action to reset the business in response to the post-pandemic environment by optimizing our cost structure and strengthening our liquidity. These actions, including strategically reducing our capital expenditures across both flash and HDD and our operating expenses, as well as amending our financial covenants and securing recent financings, will give us the financial flexibility and optionality to weather this cycle, while also positioning us to continue executing our product roadmap and furthering our technical leadership over the long term.”

Western Digital Reports Fiscal Second Quarter 2023 Financial Results

Q2 2023 Financial Highlights

	GAAP			Non-GAAP

	Q2 2023	Q1 2023	Q/Q	Q2 2023	Q1 2023	Q/Q
Revenue ($M)	$3,107	$3,736	down 17%	$3,107	$3,736	down 17%
Gross Margin	17.0%	26.3%	down 9.3 ppt	17.4%	26.7%	down 9.3 ppt
Operating Expenses ($M)	$849	$823	up 3%	$659	$689	down 4%
Operating Income (Loss) ($M)	$(321)	$158	*	$(119)	$307	*
Net Income (Loss) ($M)	$(446)	$27	*	$(135)	$64	*
Earnings Per Share	$(1.40)	$0.08	*	$(0.42)	$0.20	*
* not a meaningful figure

	GAAP			Non-GAAP

	Q2 2023	Q2 2022	Y/Y	Q2 2023	Q2 2022	Y/Y
Revenue ($M)	$3,107	$4,833	down 36%	$3,107	$4,833	down 36%
Gross Margin	17.0%	32.8%	down 15.8 ppt	17.4%	33.6%	down 16.2 ppt
Operating Expenses ($M)	$849	$856	down 1%	$659	$741	down 11%
Operating Income (Loss) ($M)	$(321)	$727	*	$(119)	$882	*
Net Income (Loss) ($M)	$(446)	$564	*	$(135)	$724	*
Earnings Per Share	$(1.40)	$1.79	*	$(0.42)	$2.30	*
* not a meaningful figure

The company generated $35 million in cash flow from operations and ended the quarter with $1.87 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal Second Quarter 2023 Financial Results

End Market Summary

Revenue ($M)	Q2 2023	Q1 2023	Q/Q	Q2 2022	Y/Y
Cloud	$1,224	$1,829	down 33%	$1,920	down 36%
Client	1,089	1,229	down 11%	1,854	down 41%
Consumer	794	678	up 17%	1,059	down 25%
Total Revenue	$3,107	$3,736	down 17%	$4,833	down 36%

In the fiscal second quarter:
•Cloud represented 39% of total revenue. Sequentially, declines in both capacity enterprise drives sold to Cloud customers and smart video customers were partly offset by an increase in flash shipments. The year-over-year decline was primarily due to inventory digestion in hard drives.

•Client represented 35% of total revenue. Sequentially, the decline was driven by pricing pressure across our flash products, which was partly offset by an increase in hard drive shipments. The year-over-year decline was also due to pricing pressure in flash as well as lower client SSD shipments for PC applications.

•Consumer represented 26% of revenue. Sequentially, the increase was driven by a seasonal uptick in both retail hard drives and flash. The year-over-year decline was driven by lower retail hard drive shipments and pricing pressure in flash.

Western Digital Reports Fiscal Second Quarter 2023 Financial Results

Business Outlook for Fiscal Third Quarter of 2023

Three Months Ending March 31, 2023
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$2.60 - $2.80	$2.60 - $2.80
Gross margin	8.4% - 10.5%	9.0% - 11.0%
Operating expenses ($M)	$710 - $730	$600 - $620
Interest and other expense, net ($M)	~$90	~$90
Tax expense ($M)(2)	N/A	$60 - $70
Diluted earnings per share	N/A	$(1.70) - $(1.40)
Diluted shares outstanding (in millions)	~319	~319

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense of approximately $10 million to $15 million. The company’s Non-GAAP operating expenses guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $100 million to $120 million. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling $110 million to $135 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its Non-GAAP tax expense and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP tax expense and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (income tax expense and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) Due to differences in the tax treatment of items excluded from our Non-GAAP net income and because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses, our estimated Non-GAAP tax dollars may differ from our GAAP tax dollars.

Western Digital Reports Fiscal Second Quarter 2023 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal third quarter of 2023 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in memory technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for the company’s business outlook and financial performance for both fiscal third quarter of 2023 and longer term; demand trends; market conditions; product innovations; market access; and cost reductions. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal second quarter ended December 30, 2022 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; future responses to and effects of the COVID-19 pandemic or other similar global health crises; impact of business and market conditions; the outcome and impact of our ongoing strategic review, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management's attention from ongoing business operations and opportunities; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions;

Western Digital Reports Fiscal Second Quarter 2023 Financial Results

hiring and retention of key employees; our level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cybersecurity incidents or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 25, 2022, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	December 30, 2022	July 1, 2022

ASSETS
Current assets:
Cash and cash equivalents	$1,871	$2,327
Accounts receivable, net	1,905	2,804
Inventories	3,773	3,638
Other current assets	832	684
Total current assets	8,381	9,453
Property, plant and equipment, net	3,688	3,670
Notes receivable and investments in Flash Ventures	1,357	1,396
Goodwill	10,041	10,041
Other intangible assets, net	135	213
Other non-current assets	1,445	1,486
Total assets	$25,047	$26,259
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,193	$1,902
Accounts payable to related parties	368	320
Accrued expenses	1,410	1,636
Income taxes payable	1,025	869
Accrued compensation	348	510
Current portion of long-term debt	38	—
Total current liabilities	4,382	5,237
Long-term debt	7,033	7,022
Other liabilities	1,517	1,779
Total liabilities	12,932	14,038
Total shareholders’ equity	12,115	12,221
Total liabilities and shareholders’ equity	$25,047	$26,259

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Revenue, net	$3,107	$4,833	$6,843	$9,884
Cost of revenue	2,579	3,250	5,334	6,636
Gross profit	528	1,583	1,509	3,248
Operating expenses:
Research and development	523	575	1,075	1,153
Selling, general and administrative	250	279	497	570
Employee termination, asset impairment and other charges	76	2	100	20
Total operating expenses	849	856	1,672	1,743
Operating income (loss)	(321)	727	(163)	1,505
Interest and other expense, net	(64)	(81)	(138)	(155)
Income (loss) before taxes	(385)	646	(301)	1,350
Income tax expense	61	82	118	176
Net income (loss)	$(446)	$564	$(419)	$1,174

Income (loss) per common share:
Basic	$(1.40)	$1.81	$(1.32)	$3.77
Diluted	$(1.40)	$1.79	$(1.32)	$3.73

Weighted average shares outstanding:
Basic	318	312	317	311
Diluted	318	315	317	315

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Operating Activities
Net income (loss)	$(446)	$564	$(419)	$1,174
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	214	242	430	492
Stock-based compensation	86	87	172	163
Deferred income taxes	67	11	25	38
Non-cash portion of asset impairment	15	—	15	—
Loss on disposal of assets	—	1	1	1
Amortization of debt issuance costs and discounts	2	11	5	21
Other non-cash operating activities, net	25	25	69	13
Changes in:
Accounts receivable, net	517	(298)	899	(486)
Inventories	89	(103)	(135)	(30)
Accounts payable	(396)	137	(521)	96
Accounts payable to related parties	74	11	49	(9)
Accrued expenses	(182)	82	(226)	81
Income taxes payable	39	1	156	(34)
Accrued compensation	(58)	1	(162)	(66)
Other assets and liabilities, net	(11)	(106)	(317)	(267)
Net cash provided by operating activities	35	666	41	1,187
Investing Activities
Purchases of property, plant and equipment, net	(258)	(294)	(578)	(539)
Activity related to Flash Ventures, net	(17)	35	82	(17)
Strategic Investments and other, net	17	2	14	(13)
Net cash used in investing activities	(258)	(257)	(482)	(569)
Financing Activities
Employee stock plans, net	43	56	(7)	(20)
Repayment of debt and revolving credit facility, net	—	(1,214)	—	(1,427)
Debt issuance costs	(5)	(9)	(5)	(9)
Net cash provided by (used in) financing activities	38	(1,167)	(12)	(1,456)
Effect of exchange rate changes on cash	7	(1)	(3)	(1)
Net decrease in cash and cash equivalents	(178)	(759)	(456)	(839)
Cash and cash equivalents, beginning of period	2,049	3,290	2,327	3,370
Cash and cash equivalents, end of period	$1,871	$2,531	$1,871	$2,531

WESTERN DIGITAL CORPORATION
Supplemental Operating Segment Results
(in millions; except percentages; unaudited)

	Three Months Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021

Net revenue:
Flash	$1,657	$2,620	$3,379	$5,110
HDD	1,450	2,213	3,464	4,774
Total net revenue	$3,107	$4,833	$6,843	$9,884
Gross profit:
Flash	$240	$946	$662	$1,867
HDD	300	677	874	1,469
Total gross profit for segments	540	1,623	1,536	3,336
Unallocated corporate items:
Stock-based compensation expense	(12)	(14)	(26)	(23)
Amortization of acquired intangible assets	—	(26)	(1)	(65)
Total unallocated corporate items	(12)	(40)	(27)	(88)
Consolidated gross profit	$528	$1,583	$1,509	$3,248
Gross margin:
Flash	14.5%	36.1%	19.6%	36.5%
HDD	20.7%	30.6%	25.2%	30.8%
Total gross margin for segments	17.4%	33.6%	22.4%	33.8%
Consolidated gross margin	17.0%	32.8%	22.1%	32.9%

The Company manages and reports under two reportable segments: flash-based products (“Flash”) and hard disk drives (“HDD”). In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Six Months Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
GAAP cost of revenue	$2,579	$2,755	$3,250	$5,334	$6,636
Stock-based compensation expense	(12)	(14)	(14)	(26)	(23)
Amortization of acquired intangible assets	—	(1)	(26)	(1)	(65)
Non-GAAP cost of revenue	$2,567	$2,740	$3,210	$5,307	$6,548

GAAP gross profit	$528	$981	$1,583	$1,509	$3,248
Stock-based compensation expense	12	14	14	26	23
Amortization of acquired intangible assets	—	1	26	1	65
Non-GAAP gross profit	$540	$996	$1,623	$1,536	$3,336

GAAP operating expenses	$849	$823	$856	$1,672	$1,743
Stock-based compensation expense	(74)	(72)	(73)	(146)	(140)
Amortization of acquired intangible assets	(39)	(38)	(38)	(77)	(77)
Employee termination, asset impairment and other charges	(76)	(24)	(2)	(100)	(20)
Other	(1)	—	(2)	(1)	(4)
Non-GAAP operating expenses	$659	$689	$741	$1,348	$1,502

GAAP operating income (loss)	$(321)	$158	$727	$(163)	$1,505
Cost of revenue adjustments	12	15	40	27	88
Operating expense adjustments	190	134	115	324	241
Non-GAAP operating income (loss)	$(119)	$307	$882	$188	$1,834

GAAP interest and other expense, net	$(64)	$(74)	$(81)	$(138)	$(155)
Non-cash economic interest and Other	—	(1)	13	(1)	19
Non-GAAP interest and other expense, net	$(64)	$(75)	$(68)	$(139)	$(136)

GAAP income tax expense	$61	$57	$82	$118	$176
Income tax adjustments	(109)	111	8	2	11
Non-GAAP income tax expense	$(48)	$168	$90	$120	$187

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Six Months Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
GAAP Net income (loss)	$(446)	$27	$564	$(419)	$1,174
Stock-based compensation expense	86	86	87	172	163
Amortization of acquired intangible assets	39	39	64	78	142
Employee termination, asset impairment and other charges	76	24	2	100	20
Non-cash economic interest and Other	1	(1)	15	—	23
Income tax adjustments	109	(111)	(8)	(2)	(11)
Non-GAAP net income (loss)	$(135)	$64	$724	$(71)	$1,511

Diluted income (loss) per common share
GAAP	$(1.40)	$0.08	$1.79	$(1.32)	$3.73
Non-GAAP	$(0.42)	$0.20	$2.30	$(0.22)	$4.80

Diluted weighted average shares outstanding:
GAAP	318	319	315	317	315
Non-GAAP	318	319	315	317	315

Cash flows
Cash flow provided by operating activities	$35	$6	$666	$41	$1,187
Purchases of property, plant and equipment, net	(258)	(320)	(294)	(578)	(539)
Activity related to Flash Ventures, net	(17)	99	35	82	(17)
Free cash flow	$(240)	$(215)	$407	$(455)	$631

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP cost of revenue; Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income and loss; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income and loss; Non-GAAP diluted income and loss per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, amortization of acquired intangible assets, employee termination, asset impairment and other charges, non-cash economic interest, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Non-cash economic interest. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act and the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Lisa Neitzel
949.672.9655	408.717.7607
peter.andrew@wdc.com	lisa.neitzel@wdc.com
investor@wdc.com